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                                                                    EXHIBIT 23.1



                           CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-4) and related Prospectus of Continental Airlines, Inc. for the registration of Pass Through Certificates, Series 1997-1, and to the incorporation by reference therein of our reports dated February 10, 1997, with respect to the consolidated financial statements and schedules of Continental Airlines, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP
                                             ---------------------------------



Houston, Texas
July 23, 1997